As filed with the Securities and Exchange Commission on October 15, 1996
                                        Registration No. 33-_____


                    SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549

                           _____________________

                                  FORM S-8

                           REGISTRATION STATEMENT

                                   UNDER

                         THE SECURITIES ACT OF 1933

                           _____________________

                           HORIZON BANCORP, INC.
          (Exact name of registrant as specified in its charter)


          Texas                                          74-2412835
(State or other jurisdiction               (IRS Employer Identification No.)
      of incorporation

5800 North MoPac, Austin, Texas                            78731
(Address of principal executive offices)                 (Zip Code)


                           HORIZON BANCORP, INC.
                    1997 STOCK OPTION AND INCENTIVE PLAN
                          (Full title of the plan)


                               Jack A. Selman
                           Selman & Munson, P.C.
                     111 Congress Avenue, Suite 1000
                           Austin, Texas  78701
                  (Name and address of agent for service)

               Office:  (512) 505-5955; FAX:  (512) 505-5956
       (Telephone number, including area code, of agent for service)


                      CALCULATION OF REGISTRATION FEE

Title of            Proposed         Proposed
securities           Amount           maximum          maximum      Amount of
  to be               to be       offering price      aggregate   registration
registered          registered       per share      offering price     fee

Common Stock,
par value $0.01
per share             65,000             *            $1,153,750       $397

* Estimated in accordance with Rule 457(b), solely for the purpose of calculating the registration fee. None of the shares have been awarded, and the shares are being registered based upon the average of the bid and asked price of the shares of that class on the National Association of Securities Dealers Automated Quotations System on October 11, 1996, of $17.75 per share ($1,153,750 in the aggregate).

                              PART I


       INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


     The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Horizon Bancorp, Inc. 1997 Stock Option and Incentive Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                             PART II

        INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Documents by Reference.

     The following documents previously or concurrently filed by Horizon Bancorp, Inc. (the "Company" or the "Registrant") with the Commission are hereby incorporated by reference in this Registration Statement:

     (a) the Company's Annual Report on Form 10-KSB for the fiscal year ended April 30, 1996 (the "Annual Report") filed pursuant to Rule 15d-2 of the Securities Exchange
          Act of 1934, as amended (the "Exchange Act");

     (b) the Company's reports on Form 10-QSB for the quarter ended July 31, 1996, filed pursuant to the Exchange Act;

     (c)  all other reports filed by the Company pursuant to
          Section 12 or 15(d) of the Exchange Act since the end of the fiscal year covered by Annual Report referred to above;

     (d)  the Company's Definitive Proxy Statement for its Annual
          Meeting of Shareholders held on September 24, 1996;

     (e) the description of the common stock, par value $0.01 per share, of the Registrant contained in the Registrant's Registration Statement on Form 8-A (File No. 0-25096) filed with the Commission on November 10, 1994 and all amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Annual Report and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Annual Report and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Annual Report and the Prospectus.

     The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Paul A. Antrim, Secretary, Horizon Bancorp, Inc., 5800 North MoPac, Austin, Texas 78731, telephone number (512) 371-0700.

     All information appearing in this Annual Report and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.   Description of Securities.

     Not applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not applicable.

Item 6.   Indemnification of Directors and Officers.

     Article 2.02(A) (16) of the Texas Business Corporation Act, as amended (the "TBCA"), gives a corporation the general power to indemnify its directors, officers, employees and agents, and to purchase and maintain liability insurance for such persons.
Article 2.02-1 of the TBCA defines a corporation's power of indemnification in detail, and provides in general that a corporation may indemnify any of its officers, directors, employees or agents (or one serving as such for another entity at the corporation's request) who is or is threatened to be made a party to a proceeding because the person serves or served in such a capacity, if it is determined that the person: 1) conducted himself in good faith; 2) reasonably believed, in the case of conduct in an official capacity, that such conduct was in the best interests of the corporation, and, in all other cases, that such conduct was not opposed to the corporation's best interests; and 3) in the case of any criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful. Indemnification may be provided against judgments, penalties, fines, settlements and reasonable expenses actually incurred in the proceedings. Persons may not be indemnified if they are found liable because they improperly received a personal benefit or if they are found liable to the corporation; provided, however, that if liability is based on the fact that a personal benefit was improperly received by such persons, limited indemnification is permitted for reasonable expenses actually incurred in connection with the proceeding, unless liability is based on willful or intentional misconduct.

     Any indemnification under Article 2.02-1 of the TBCA may be made only upon a determination by 1) a majority vote of a quorum of non-party directors; 2) if such a quorum cannot be obtained, by a majority vote of a committee of non-party directors designated by a majority vote of all directors; 3) by special legal counsel selected by the non-party members of the board or of the special committee; or 4) by the shareholders (excluding the votes of any persons who are named parties in the proceeding).

       A corporation is required under Article 2.02-1(H) of the TBCA to indemnify a director or officer against reasonable expenses incurred in a proceeding in which such person is named because he or she is or was a director or officer, and such person was wholly successful on the merits or otherwise, in the defense of the proceeding.

     Article 2.02-1(K) of the TBCA permits a corporation to advance reasonable expenses incurred by a director, officer, employee or agent (or one serving as such for another entity at the corporation's request) who is or is threatened to be named as a party in a proceeding, provided such person furnishes a written affirmation of his or her good faith belief that the standard of conduct necessary for indemnification has been met and a written undertaking to repay the amount advanced if it is ultimately determined that the standard of conduct was not met. The undertaking to repay must be an unlimited general obligation but need not be secured, and may be accepted without reference to any financial ability to repay.

     Article 2.02-1(R) of the TBCA provides that a corporation has the power to purchase and maintain insurance on behalf of any director, officer, employee or agent of the corporation, or one serving as such for another entity at the request of the corporation, against any liability asserted against such person based on such a capacity or arising out of such person's status in that capacity, whether or not the corporation would have the power to indemnify such person under the TBCA.

     The Company currently carries insurance insuring the directors and officers of the Company against losses, which they or any of them shall become legally obligated to pay, for any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by the directors and officers in the discharge of their duties, individually or collectively, or any claim against them solely by reason of their being directors or officers, such insurance coverage being limited to an aggregate sum of $1,500,000 each policy year, and such coverage being further limited by the specific terms and provisions of the insurance policy.

     Article 2.02-1(M) of the TBCA states that any provision for a corporation to indemnify or advance expenses to a director, officer, employee or agent, whether contained in the articles of incorporation, bylaws, agreement, or otherwise, is valid only to the extent it is consistent with the provisions of 2.02-1 of the TBCA (except as such provisions may be limited by the articles of incorporation).

     Article ELEVENTH of the Company's Articles of Incorporation contains the following provisions for indemnification of the Company's officers and directors:

     "ELEVENTH

          A. The following definitions shall apply to this Article Eleventh.

               1.   "Indemnitee" means (i) any present or
     former director, advisory director or officer of the Corporation, (ii) any person who while serving in any of the capacities referred to in clause (i) hereof served at the Corporation's request as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, savings and loan association, savings bank, partnership, joint venture, trust, employee benefit plan or other enterprise, and
     (iii) any person nominated or designated by (or pursuant to authority granted by) the Board of Directors or any committee thereof to serve in any of the capacities referred to in clauses (i) or (ii) hereof.

               2.   "Official Capacity" means (i) when
     used with respect to a director, the office of director of the Corporation and (ii) when used with respect to a person other than a director, the elective or appointive office of the Corporation held by such person or the employment or agency relationship undertaken by such person on behalf of the Corporation, but in each case does not include service for any other foreign or domestic corporation, savings and loan association, savings bank or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise.

               3.   "Proceeding" means any threatened,
     pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding.

          B.   The Corporation shall indemnify every
     Indemnitee against all judgments, penalties
     (including excise and similar taxes), fines, amounts paid in settlement and reasonable expenses actually incurred by the Indemnitee in connection with any Proceeding to which he was, is or is threatened to be named defendant or respondent, or in which he was or is a witness without being named a defendant or respondent, by reason, in whole or in part, of his serving or having served, or having been nominated or designated to serve, in any of the capacities referred to in Section A.1., if it is determined in accordance with Section D that the Indemnitee
     (a) conducted himself in good faith, (b) reasonably believed, in the case of conduct in his Official
     Capacity, that his conduct was in the Corporation's best interests and, in all other cases, that his conduct was at least not opposed to the Corporation's best interests and (c) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful; provided, however, that in the event a determination is made that a person entitled to indemnification pursuant to this Section in connection with a Proceeding brought by or on behalf of the Corporation, such indemnification shall be limited to the reasonable expenses
     (including court costs and attorneys' fees) actually incurred by the Indemnitee in connection with the Proceeding. No indemnification shall be made under this Section in respect of any judgment, penalty, fine or amount paid in settlement in connection with any Proceeding in which such Indemnitee shall have been (x) found liable on the basis that benefit resulted from an action taken in the Indemnitee's
     Official Capacity or (y) found liable to the Corporation. The termination of any Proceeding by judgment, order, settlement or conviction, or on a plea of nolo contendere or its equivalent, is not of itself determinative that the Indemnitee did not meet the requirements set forth in clauses (a), (b) or (c) in the first sentence of this Section.

          C.   Without limitation of Section B and in
     addition to the indemnification provided for in Section B, the Corporation shall indemnify every Indemnitee against reasonable expenses incurred by such person in connection with any Proceeding in which he is a witness or a named defendant or respondent because he served in any of the capacities referred to in Section A.1., if such person has been wholly successful, on the merits or otherwise, in defense of the Proceeding.

          D. Any indemnification under Section B (unless ordered by a court of competent jurisdiction) shall be made by the Corporation only upon a determination that indemnification of the Indemnitee is proper in the circumstances because he has met the applicable standard of conduct. Such determination shall be made
     (a) by the Board of Directors by a majority vote of a quorum consisting of directors who, at the time of such vote, are not named defendants or respondents in the Proceeding; (b) if such a quorum cannot be obtained, then by a majority vote of a committee of the Board of Directors, duly designated to act in the matter by a majority vote of all directors (in which designation directors who are named defendants or respondents in the Proceeding may participate), such committee to consist solely of two or more directors who, at the time of the committee vote, are not named defendants or respondents in the Proceeding;
     (c) by special legal counsel selected by the Board of Directors or a committee thereof by vote as set forth in clauses (a) or (b) of this Section or, if the requisite quorum of all of the directors cannot be obtained therefor and such committee cannot be established, by a majority vote of all of the directors (in which directors who are named defendants or respondents in the Proceeding may participate); or
     (d) by the shareholders in a vote that excludes the shares held by directors that are named defendants or respondents in the Proceeding. Determination as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if the determination that indemnification is permissible is made by special legal counsel, determination as to reasonableness of expenses must be made in the manner specified in clause (c) of the preceding sentence for the selection of special legal counsel. In the event a determination is made under this Section that the director or officer has met the applicable standard of conduct as to some matters but not as to others, amounts to be indemnified may be reasonably prorated.

          E. Reasonable expenses (including court costs and attorneys' fees) incurred by an Indemnitee who was or is a witness or was, is or is threatened to be made a named defendant or respondent in a Proceeding shall be paid by the Corporation at reasonable intervals in advance of the final disposition of such Proceeding after a determination is made in the manner specified by Section D that the facts then known to those making the determination (without undertaking further investigation for purposes thereof) do not establish that indemnification would be impermissible under Section B, and upon receipt by the Corporation of
     (a) a written affirmation by such Indemnitee of his good faith belief that he has met the standard of conduct necessary for indemnification by the Corporation under this Article and (b) a written undertaking by or on behalf of such Indemnitee to repay the amount paid or reimbursed by the Corporation if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article.
     Such written undertaking shall be an unlimited obligation of the Indemnitee but need not be secured and it may be accepted without reference to financial ability to make repayment. Notwithstanding any other provision of this Article, the Corporation may pay or reimburse expenses incurred by an Indemnitee in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not named a defendant or respondent in the Proceeding.

          F. For purposes of this Article, the Corporation shall be deemed to have requested an Indemnitee to serve an employee benefit plan whenever the performance by him of his duties to the Corporation also imposes duties on or otherwise involves services by him to the plan or participants or beneficiaries of the plan. Excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall be deemed fines. Action taken or omitted by an Indemnitee with respect to an employee benefit plan in the performance of his duties for a purpose reasonably believed by him to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

          G. The indemnification provided by this Article shall (a) not be deemed exclusive of, or to preclude, any other rights to which these Articles, any law, agreement or vote of shareholders or disinterested directors, or otherwise, or under any policy or policies of insurance purchased and maintained by the Corporation on behalf of any Indemnitee, both as to action in his Official Capacity and as to action in any other capacity, (b) continue as to a person who has ceased to be in the capacity by reason of which he was an Indemnitee with respect to matters arising during the period he was in such capacity and (c) inure to the benefit of the heirs, executors and administrators of such a person.

          H. Any indemnification of an Indemnitee or advance of costs, charges and expenses to an Indemnitee under the terms of this Article, shall be made promptly, and in any event within 30 days, upon the written request of such individual. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article shall be enforceable by the Indemnitee in any court of competent jurisdiction. The Indemnitee's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in this Article, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel and its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article, nor the fact that there has been an actual determination made by the Corporation (including its Board of Directors, its independent legal counsel and its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

          I. Any indemnification of or advance of expenses to a present or former director of the Corporation in accordance with this Article shall be reported in writing to the shareholders of the Corporation with or before the notice or waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the twelve-month period immediately following the date of the indemnification or advance.

          J. The indemnification provided by this Article shall be subject to all valid and applicable laws, including, without limitation, Article 2.02-1 of the Texas Business Corporation Act, and, in the event this Article or any of the provisions hereof or the indemnification contemplated hereby are found to be inconsistent with or contrary to any such valid laws, the latter shall be deemed to control and this Article shall be regarded as modified accordingly, and, as so modified, to continue in full force and effect.

          K. The provisions of this Article (i) are for the benefit of, and may be enforced by, each director and officer of the Corporation, the same as if set forth in their entirety in a written instrument duly executed and delivered by the Corporation and such director or officer and (ii) constitute a continuing offer to all present and future directors and officers of the Corporation. The Corporation, by its amendment to these Articles, (i) acknowledges and agrees that each present and future director and officer of the Corporation has relied upon and will continue to rely upon the provisions of this Article in accepting and serving in any of the capacities referred to in Section A.1. of this Article,
     (ii) waives reliance upon, and all notices of acceptance of, such provisions by such directors and officers and (iii) acknowledges and agrees that no present or future director or officer of the Corporation shall be prejudiced in his right to enforce the provisions of this Article in accordance with their terms by any act or failure to act on the part of the Corporation.

          L. No amendment, modification or repeal of this Article or any provision thereof shall in any manner terminate, reduce or impair the right of any past, present or future director or officer of the Corporation to be indemnified by the Corporation, nor the obligation of the Corporation to indemnify any such director or officer, under and in accordance with the provisions of the Article as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

          M.   If this Article or any portion hereof
     shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Indemnitee of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article held, by a court of competent jurisdiction, to be invalid, the provision shall be limited only to the extent necessary to make such provision enforceable, it being the intent of this Article to indemnify each individual who serves or who has served as a director, officer, employee or agent of the Corporation to the maximum extent permitted by law."

     Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act, enacted in 1987, permits a corporation to limit the personal liability of its directors. Article TWELFTH of the Company's Articles of Incorporation, as adopted on August 22, 1994, provides that a director shall not be liable to the Company or its shareholders for monetary damages for any act or omission in the director's capacity as a director, other than: (1) a breach of the director's duty of loyalty to the Company or its shareholders, (2) an act or omission not in good faith that constitutes a breach of duty of the director to the Company or an act or omission that involves intentional misconduct or a knowing violation of the law,
(3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office, or (4) an act or omission for which the liability of a director is expressly provided by an applicable statute. This limitation of liability applies only to acts or omissions occurring after August 31, 1987, the effective date of Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act.

Item 7.   Exemption from Registration Claimed.

     Not Applicable.

Item 8.   Exhibits.

Regulation                                   Reference to Prior
SB Exhibit                              Filing or Exhibit Number
  Number    Document                           Attached Hereto

   4        Horizon Bancorp, Inc. 1997    Attached as Exhibit 4
            Stock Option and Incentive
            Plan

   5        Opinion of Selman & Munson,   Attached as Exhibit 5
            P.C.

24.1        Consent of Selman & Munson,   Attached as Exhibit 24.1
            P.C.

24.2        Consent of BDO Seidman,       Attached as Exhibit 24.2
            Certified Public Accountants

  25        Power of Attorney             Contained on Signature Page

Item 9    Undertakings.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any additional or changed material information on the plan of distribution.

          (2) That, for determining liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement of the securities offered therein, and the offering of such securities at that time shall be treated as the initial bona fide offering thereof.

          (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c)       The undersigned Registration hereby undertakes that:

          (1) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act shall be treated as a part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Act, each post-effective amendment that contains a form of prospectus shall be treated as a new Registration
      Statement for the securities offered therein, and the offering of such securities at that time shall be treated as the initial bona fide offering thereof.

                            SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Austin, State of Texas, on October 14, 1996.

                               HORIZON BANCORP, INC.



                               By:  /s/
                                  Douglas B. Kadison, President
                                   (Duly Authorized Representative)



                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas B. Kadison and Charles S. Nichols, Jr., or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorneys-in-fat and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on October 14, 1996.



/s/                                /s/
Douglas B. Kadison,                Robert J. Ellis, Director
President and Director
(Principal Executive
and Operating Officer)



/s/                                /s/
Charles S. Nichols, Jr.,            Michael Rotman, M.D., Director
Executive Vice President
and Director



/s/
Paul A. Antrim, Executive
Vice President, Treasurer,
Secretary and Director
(Principal Financial and
Accounting Officer)

                SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549




                    __________________________





                             EXHIBITS

                                TO

                             FORM S-8

                      REGISTRATION STATEMENT

                              UNDER

                    THE SECURITIES ACT OF 1933



                    __________________________




                       HORIZON BANCORP,INC.

                          EXHIBIT INDEX



Regulation                                   Page Numbered in
SB                                        Sequentially Numbered
Exhibit                                        Registration
Number                                           Statement


4         Horizon Bancorp, Inc. 1997 Stock
          Option and Incentive Plan, form of
          Incentive Stock Option Agreement,
          form of Non-Qualified Stock Option
          Agreement and form of Restricted
          Stock Agreement

5         Opinion of Selman & Munson, P.C.

24.1      Consent of Selman & Munson, P.C.

24.2      Consent of BDO Seidman, Certified
          Public Accountant

25        Power of Attorney                      Contained on
                                                signature page

                            EXHIBIT 4

          Horizon Bancorp, Inc. 1997 Stock Option and
                    Incentive Plan

                                                EXHIBIT A



                      HORIZON BANCORP, INC.

              1997 Stock Option and Incentive Plan


     1. Plan Purpose. The purpose of the Plan is to promote the long-term interests of the Corporation and its shareholders by providing a means for attracting and retaining directors, advisory directors, officers and employees of the Corporation and its Affiliates. It is intended that designated Options granted pursuant to the provisions of this Plan to persons employed by the Corporation or its Affiliates will quality as Incentive Stock Options. Options granted to persons who are not employees will be Non-Qualified Stock Options.

     2. Definitions. The following definitions are applicable to the Plan:

        "Affiliate" - means any "parent corporation" or "subsidiary corporation" of the Corporation, as such terms are defined in
Section 424(e) and (f), respectively, of the Code.

        "Award" - means the grant of an Incentive Stock Option, a Non-Qualified Stock Option, a Stock Appreciation Right, a Limited Stock Appreciation Right, or of Restricted Stock, or any combination thereof, as provided in the Plan.

        "Bank" - means Horizon Bank & Trust, SSB and any successor entity.

        "Code" - means the Internal Revenue Code of 1986, as amended.

        "Committee" - means the Committee referred to in Section
3 hereof.

        "Continuous Service" - means the absence of any interruption or termination of service as a director, advisory director, officer or employee of the Corporation or an Affiliate, except that when used with respect to persons granted an Incentive Option means the absence of any interruption or termination of service as an employee of the Corporation or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Corporation or in the case of transfers between payroll locations of the Corporation or between the Corporation, its parent, its subsidiaries or its successor. With respect to any advisory director, continuous service shall mean availability to perform such functions as may be required of the Bank's advisory directors.

         "Corporation" - means Horizon Bancorp, Inc., a Texas corporation.

          "Disinterested Person" - means any member of the Board of Directors of the Corporation who (A) is an outside director as defined under Section 162(m) of the Code and the regulations thereunder and (B) a person who within the prior year has not been, and is not being, granted any awards related to the Shares under this Plan or any other plan of the Corporation or any of its Affiliates except for awards which (i) are calculated in accordance with a formula as contemplated in paragraph (c)(ii) of Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934; (ii) result from participation in an ongoing securities acquisition plan meeting the conditions of paragraph (d)(2) of Rule 16b-3; or, (iii) arise from an election by a director to receive all or part of his board fees in securities. No recipient of a stock award granted pursuant to Section 21 hereof shall be deemed not to be a Disinterested Person solely by reason of such grant.

          "Employee" - means any person, including an officer or director, who is employed by the Corporation or any Affiliate.

          "ERISA" - means the Employee Retirement Income Security
Act of 1974, as amended.

          "Exercise Price" - means (i) in the case of an Option, the price per Share at which the Shares subject to such Option may be purchased upon exercise of such Option and (ii) in the case of a Right, the price per Share (other than the Market Value per Share on the date of exercise and the Offer Price per Share as defined in
Section 10 hereof) which, upon grant, the Committee determines shall be utilized in calculating the aggregate value which a Participant shall be entitled to receive pursuant to Sections 9, 10 or 13 hereof upon exercise of such Right.

          "Incentive Stock Option" - means an option to purchase Shares granted by the Committee pursuant to Section 6 hereof which is subject to the limitations and restrictions of Section 8 hereof and is intended to qualify under Section 422(b) of the Code.

          "Limited Stock Appreciation Right" - means a stock appreciation right with respect to Shares granted by the Committee pursuant to Sections 6 and 10 hereof.

          "Market Value" - means the average of the high and low quoted sales price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a Share on the Composite Tape for the New York Stock Exchange-Listed Stocks, or, if on such date the Shares are not quoted on the Composite Tape, on the New York Stock Exchange, or, if the Shares are not listed or admitted to trading on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which the Shares are listed or admitted to trading, or, if the Shares are not listed or admitted to trading on any such exchange, the mean between the closing high bid and low asked quotations with respect to a Share on such date on the National Association of Securities Dealers, Inc., Automated Quotations System, or any similar system then in use, or, if no such quotations are available, the fair market value on such date of a Share as the Committee shall determine.

          "Non-Qualified Stock Option" - means an option to purchase Shares granted by the Committee pursuant to Section 6 hereof, which option is not intended to qualify under Section
422(b) of the Code.

          "Option" - means an Incentive Stock Option or a
Non-Qualified Stock Option.

          "Participant" - means any officer, director, advisory director or employee of the Corporation or any Affiliate who is selected by the Committee to receive an Award.

          "Plan" - means the 1997 Stock Option and Incentive Plan of the Corporation.

          "Related" - means (i) in the case of a Right, a Right which is granted in connection with, and to the extent exercisable, in whole or in part, in lieu of, an Option or another Right and(ii) in the case of an Option, an Option with respect to which and to the extent a Right is exercisable, in whole or in part, in lieu thereof has been granted.

          "Restricted Period" - means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 11 hereof with respect to Restricted
Stock awarded under the Plan.

          "Restricted Stock" - means Shares which have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in Section 11 hereof, so long as such restrictions are in effect.

          "Right" - means a Limited Stock Appreciation Right or a
Stock Appreciation Right.

          "Shares" - means the shares of common stock of the Corporation.

          "Senior Officer" - means the Corporation's president, principal financial officer, or principal accounting officer, any vice president of the Corporation in charge of a principal business unit, division or function (such as lending, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Corporation. Officers of the Corporation's Affiliates shall be deemed Senior Officers of the Corporation if they perform such policy-making functions for the Corporation.

          "Stock Appreciation Right" - means a stock appreciation right with respect to Shares granted by the Committee pursuant to Sections 6 and 9 hereof.

          "Ten Percent Beneficial Owner" - means the beneficial owner of more than ten percent of any class of the Corporation's equity securities registered pursuant to Section 12 of the Securities Exchange Act of 1934.

     3. Administration. The Plan shall be administered by a Committee consisting of two or more members, each of whom shall be a Disinterested Person. The members of the Committee shall be appointed by the Board of Directors of the Corporation. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (i)select Participants and grant Awards; (ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan;
(iv) prescribe the form and terms of instruments evidencing such grants and (v) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan. The Committee may maintain, and update from time to time as appropriate, a list designating selected directors as Disinterested Persons. The purpose of such list shall be to evidence the status of such individuals as Disinterested Persons, and the Board of Directors may appoint to the Committee any individual actually qualifying as a Disinterested Person, regardless of whether identified as such on said list.

     A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

     4. Participation in Committee Awards. The Committee may select from time to time Participants in the Plan from those directors, advisory directors, officers and employees (other than Disinterested Persons), of the Corporation or its Affiliates who, in the opinion of the Committee, have the capacity for contributing to the successful performance of the Corporation or its Affiliates.

     5. Shares Subject to Plan. Subject to adjustment by the operation of Section 12 hereof, the maximum number of Shares with respect to which Awards may be made under the Plan is 65,000 shares. The Shares with respect to which Awards may be made under the Plan may be either authorized and unissued shares or issued shares heretofore or hereafter reacquired and held as treasury shares. Shares which are subject to Related Rights and Related Options shall be counted only once in determining whether the maximum number of Shares with respect to which Awards may be granted under the Plan has been exceeded. An Award shall not be considered to have been made under the Plan with respect to any Option or Right which terminates or with respect to Restricted Stock which is forfeited, and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination or forfeiture has occurred.

     6. General Terms and Conditions of Options and Rights. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and/or Rights and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions: (i) the Exercise Price of any Option or Right, which shall not be less than the Market Value per Share at the date of grant of such Option or Right, (ii) the number of Shares subject to, and the expiration date of, any Option or Right, which expiration date shall not exceed ten years from the date of grant, (iii) the manner, time and rate (cumulative or otherwise) of exercise of such Option or Right, and (iv) the restrictions, if any, to be placed upon such Option or Right or upon Shares which may be issued upon exercise of such Option or Right. The Committee may, as a condition of granting any Option or Right, require that a Participant agree not to thereafter exercise one or more Options or Rights previously granted to such Participant.

     7.   Exercise of Options or Rights.

          (a) Except as provided herein, an Option or Right granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option or Right was granted only by such Participant and, except as provided in paragraphs (c) and (d) of this Section 7, no such Option or Right may be exercised unless at the time such Participant exercises such Optionor Right, such Participant has maintained Continuous Service since the date of grant of such Option or Right. Cash settlements of Rights may be made only in accordance with any applicable restrictions pursuant to Rule 16b-3(e) under the Securities Exchange Act of 1934 or any similar or successor provision.

          (b) To exercise an Option or Right under the Plan, the Participant to whom such Option or Right was granted shall give written notice to the Corporation in form satisfactory to the Committee (and, if partial exercises have been permitted by the Committee, by specifying the number of Shares with respect to which such Participant elects to exercise such Option or Right)together with full payment of the Exercise Price, if any and to the extent required. The date of exercise shall be the date on which such notice is received by the Corporation. Payment, if any is required, shall be made either (i) in cash (including check, bank draft or money order) or (ii)if permitted by the Committee, by delivering (A) Shares already owned by the Participant and having a fair market value equal to the applicable exercise price, such fair market value to be determined in such appropriate manner as may be provided by the Committee or as may be required in order to comply with or to conform to requirements of any applicable laws or regulations, or (B) a combination of cash and such Shares.

          (c) If a Participant to whom an Option or Right was granted shall cease to maintain Continuous Service for any reason (including total or partial disability and normal or early retirement, but excluding death and termination of employment by the Corporation or any Affiliate for cause), such Participant may, but only within the period of three months immediately succeeding such cessation of Continuous Service (or one year in the case of a disability as defined in Section 22(e)(3) of the Code) and in no event after the expiration date of such Option or Right, exercise such Option or Right to the extent that such Participant was entitled to exercise such Option or Right at the date of such cessation, provided, however, that such right of exercise after cessation of Continuous Service shall not be available to a Participant if the Committee otherwise determines and so provides in the applicable instrument or instruments evidencing the grant of such Option or Right. Notwithstanding the foregoing, if a Participant to whom an Option or Right was granted shall cease to maintain Continuous Service due to normal retirement, and such Participant has served the Corporation or the Bank for at least ten years, the Option or Right granted to such Participant shall become immediately exercisable, and the Participant may exercise such Option or Right only during the shortest of the following periods
(i) the five year period immediately succeeding such cessation of Continuous Service, or (ii) the period remaining until the expiration of such Option or Right. If the Continuous Service of a Participant to whom an Option or Right was granted by the Corporation is terminated for cause, all rights under any option or Right of such Participant shall expire immediately upon the giving to the Participant of notice of such termination.

          (d) In the event of the death of a Participant while in the Continuous Service of the Corporation or an Affiliate or within the three month or five year periods referred to in paragraph (c) of this Section 7, the person to whom any Option or Right held by the Participant at the time of his death is transferred by will or the laws of descent and distribution, or in the case of an Award other than an Incentive Stock Option, pursuant to a qualified domestic relations order, as defined in the Code or Title I of ERISA or the rules thereunder may, but only to the extent such Participant was entitled to exercise such Option or Right immediately prior to his death, exercise such Option or Right at any time within a period of one year succeeding the date of death of such Participant, but in no event later than ten years from the date of grant of such Option or Right. Following the death of any Participant to whom an Option was granted under the Plan, irrespective of whether any Related Right shall have theretofore been granted to the Participant or whether the person entitled to exercise such Related Right desires to do so, the Committee may, as an alternative means of settlement of such Option, elect to pay to the person to whom such Option is transferred by will or by the laws of descent and distribution, or in the case of an Option other than an Incentive Stock Option, pursuant to a qualified domestic relations order, as defined in the Code or Title I of ERISA or the rules thereunder, the amount by which the Market Value per Share on the date of exercise of such Option shall exceed the Exercise Price of such Option, multiplied by the number of Shares with respect to which such Option is properly exercised. Any such settlement of an Option shall be considered an exercise of such Option for all purposes of the Plan.

          (e) Notwithstanding the provisions of subparagraphs (c) and (d) above, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of termination to the extent permitted by applicable federal and state law.

     8. Incentive Stock Options. Incentive Stock Options may be granted only to Participants who are Employees. Any provision of the Plan to the contrary notwithstanding, (i) no Incentive Stock Option shall be granted more than ten years from the earlier of the date the Plan is adopted by the Board of Directors of the Corporation and the date the Plan is approved by the shareholders and no Incentive Stock Option shall be exercisable more than ten years from the date such Incentive Stock Option is granted, (ii) the Exercise Price of any Incentive Stock Option shall not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (iii) any Incentive Stock Option shall not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution, and shall be exercisable during such Participant's lifetime only by such Participant, (iv) no Incentive Stock Option shall be granted to any individual who, at the time such Incentive Stock Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or any Affiliate unless the Exercise Price of such Incentive Stock Option is at least 110 percent of the Market Value per Share at the date of grant and such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted, and (v) the aggregate Market Value (determined as of the time any Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by a Participant in any calendar year shall not exceed $100,000.

     9. Stock Appreciation Rights. A Stock Appreciation Right shall, upon its exercise, entitle the Participant to whom such Stock Appreciation Right was granted to receive a number of Shares or cash or combination thereof, as the Committee in its discretion shall determine, the aggregate value of which (i.e., the sum of the amount of cash and/or Market Value of such Shares on date of exercise) shall equal (as nearly as possible, it being understood that the Corporation shall not issue any fractional shares) the amount by which the Market Value per Share on the date of such exercise shall exceed the Exercise Price of such Stock Appreciation Right, multiplied by the number of Shares with respect of which such Stock Appreciation Right shall have been exercised. A Stock Appreciation Right may be Related to an Option or may be granted independently of any Option as the Committee shall from time to time in each case determine. At the time of grant of an Option the Committee shall determine whether and to what extent a Related Stock Appreciation Right shall be granted with respect thereto; provided, however, and notwithstanding any other provision of the Plan, that if the Related Option is an Incentive Stock Option, the Related Stock Appreciation Right shall satisfy all the restrictions and limitations of Section 8 hereof as if such Related Stock Appreciation Right were an Incentive Stock Option and as if other rights which are Related to Incentive Stock Options were Incentive Stock Options. In the case of a Related Option, such Related Option shall cease to be exercisable to the extent of the Shares with respect to which the Related Stock Appreciation Right was exercised. Upon the exercise or termination of a Related Option, any Related Stock Appreciation Right shall terminate to the extent of the Shares with respect to which the Related Option was exercised or terminated. Notwithstanding the foregoing, no Stock Appreciation Right shall be exercisable by a director, Senior Officer or Ten Percent Beneficial Owner of the Corporation within six months of the date of its grant.

     10. Limited Stock Appreciation Rights. At the time of grant of an Option or Stock Appreciation Right to any Participant, the Committee shall have full and complete authority and discretion to also grant to such Participant a Limited Stock Appreciation Right which is Related to such Option or Stock Appreciation Right; provided, however and notwithstanding any other provision of the Plan, that if the Related Option is an Incentive Stock Option, the Related Limited Stock Appreciation Right shall satisfy all the restrictions and limitations of Section 8 hereof as if such Related Limited Stock Appreciation Right were an Incentive Stock Option and as if all other Rights which are Related to Incentive Stock Options were Incentive Stock Options. Notwithstanding any other provision of the Plan, a Limited Stock Appreciation Right shall be exercisable only during the period beginning on the first day following the date of expiration of any "offer" (as such term is hereinafter defined) and ending on the forty-fifth day following such date, provided, however, that no Limited Stock Appreciation Right shall be exercisable by a director, Senior Officer or Ten Percent Beneficial Owner within six months of the date of its grant.

     A Limited Stock Appreciation Right shall, upon its exercise, entitle the Participant to whom such Limited Stock Appreciation Right was granted to receive an amount of cash equal to the amount by which the "Offer Price per Share" (as such term is hereinafter defined) or the Market Value on the date of such exercise, as shall have been provided by the Committee in its discretion at the time of grant, shall exceed the Exercise Price of such Limited Stock Appreciation Right, multiplied by the number of Shares with respect to which such Limited Stock Appreciation Right shall have been exercised. Upon the exercise of a Limited Stock Appreciation Right, any Related Option and/or Related Stock Appreciation Right shall cease to be exercisable to the extent of the Shares with respect to which such Limited Stock Appreciation Right was exercised. Upon the exercise or termination of a Related Option or Related Stock Appreciation Right, any Related Limited Stock Appreciation Right shall terminate to the extent of the Shares with respect to which such Related Option or Related Stock Appreciation Right was exercised or terminated.

     For the purposes of this Section 10, the term "Offer" shall mean any tender offer or exchange offer for Shares other than one made by the Corporation, provided that the corporation, person or other entity making the offer acquires pursuant to such offer either (i) 25% of the Shares outstanding immediately prior to the commencement of such offer or (ii) a number of Shares which, together with all other Shares acquired in any tender offer or exchange offer (other than one made by the Corporation) which expired within sixty days of the expiration date of the offer in question, equals 25% of the Shares outstanding immediately prior to the commencement of the offer in question. The term "Offer Price per Share" as used in this Section 10 shall mean the highest price per Share paid in any Offer which Offer is in effect any time during the period beginning on the sixtieth day prior to the date on which a Limited Stock Appreciation Right is exercised and ending on the date on which such Limited Stock Appreciation Right is exercised. Any securities or property which are part or all of the consideration paid for Shares in the Offer shall be valued in determining the Offer Price per Share at the higher of (A) the valuation placed on such securities or property by the corporation, person or other entity making such Offer or (B) the valuation placed on such securities or property by the Committee.

     11. Terms and Conditions of Restricted Stock. The Committee shall have full and complete authority, subject to the limitations of the Plan, to grant awards of Restricted Stock and, in addition to the terms and conditions contained in paragraphs (a) through (f) of this Section 11, to provide such other terms and conditions (which need not be identical among Participants) in respect of such Awards, and the vesting thereof, as the Committee shall determine and provide in the agreement referred to in paragraph (d) of this
Section 11.

          (a) At the time of an award of Restricted Stock, the Committee shall establish for each Participant a Restricted Period of not less than six months during which or at the expiration of which, as the Committee shall determine and provide in the agreement referred to in paragraph (d) of this Section 11, the Shares awarded as Restricted Stock shall vest. Subject to any such other terms and conditions as the Committee shall provide, shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, except as hereinafter provided, during the Restricted Period. Except for such restrictions, and subject to paragraphs (c), (d) and (e) of this
Section 11 and Section 12 hereof, the Participant as owner of such shares shall have all the rights of a stockholder, including but not limited to the right to receive all dividends paid on such shares and the right to vote such shares. The Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any shares of Restricted Stock prior to the expiration of the Restricted Period with respect thereto, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

          (b) Except as provided in Section 14 hereof, if a Participant ceases to maintain Continuous Service for any reason (other than death, total or partial disability or normal or early retirement) unless the Committee shall otherwise determine, all shares of Restricted Stock theretofore awarded to such Participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (a) of this
Section 11 shall upon such termination of Continuous Service be forfeited and returned to the Corporation. Unless the Committee shall have provided in the agreement referred to in paragraph (d) of this Section 11 for a ratable lapse of restrictions with respect to an award of shares of Restricted Stock during the Restricted Period, if a Participant ceases to maintain Continuous Service by reason of death, total or partial disability or normal or early retirement, such portion of such shares of Restricted Stock awarded to such Participant which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (a) of this Section 11 as shall be equal to the portion of the Restricted Period with respect to such shares which shall have elapsed at the time of such termination of Continuous Service shall be free of restrictions and shall not be forfeited.

          (c) Each certificate in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Corporation and shall bear the following (or a similar) legend:

          "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the 1997 Stock Option and Incentive Plan of
     Horizon Bancorp, Inc. and an Agreement entered into between the registered owner and Horizon Bancorp, Inc.
     Copies of such Plan and Agreement are on file in the offices of the Secretary of Horizon Bancorp, Inc., 5800 North MoPac Expressway, Austin, Texas 78731."

          (d) At the time of an award of shares of Restricted Stock, the Participant shall enter into an Agreement with the Corporation in a form specified by the Committee, agreeing to the terms and conditions of the award and such other matters as the Committee shall in its sole discretion determine.

          (e) At the time of an award of shares of Restricted Stock, the Committee may, in its discretion, determine that the payment to the Participant of dividends declared or paid on such shares, or specified portion thereof, by the Corporation shall be deferred until the earlier to occur of (i) the lapsing of the restrictions imposed under paragraph (a) of this Section 11 or (ii) the forfeiture of such shares under paragraph (b) of this Section 11, and shall be held by the Corporation for the account of the Participant until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in (i) and (ii) of the immediately preceding sentence.

          (f) At the expiration or lapse of the restrictions imposed by paragraph (a) of this Section 11, the Corporation shall redeliver to the Participant (or where the relevant provision of paragraph (b) of this Section 11 applies in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it pursuant to paragraph (c) of this Section 11 and the Shares represented by such certificate(s) shall be free of the restrictions referred to in paragraph (a) of this Section 11.

     12. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares with respect to which Awards theretofore have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Stock shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Corporation in the manner provided in Section 11 hereof.

     13. Effect of Merger. In the event of any merger, consolidation or combination of the Corporation (other than a merger, consolidation or combination in which the Corporation is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof) pursuant to a plan or agreement the terms of which are binding upon all shareholders of the Corporation (except to the extent that dissenting shareholders may be entitled, under statutory provisions or provisions contained in the certificate of incorporation, to receive the appraised or fair value of their holdings), any Participant to whom an Option or Right has been granted at least six months prior to such event shall have the right (subject to the provisions of the Plan and any limitation applicable to such Option or Right), thereafter and during the term of each such Option or Right, to receive upon exercise of any such Option or Right an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share over the Exercise Price of such Right or Option, multiplied by the number of Shares with respect to which such Option or Right shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee. Unless the Committee shall have provided otherwise in the agreement referred to in paragraph (d) of Section 11 hereof, in the event of any such merger, consolidation or combination any Restricted Period shall lapse with respect to Shares of Restricted Stock awarded at least six months prior to such event, all such Shares shall be fully vested in the Participants to whom such Shares were awarded, and the holders of such Shares shall be eligible to receive in respect thereof the full amount receivable per Share in such merger, consolidation or combination.

     14. Effect of Change in Control. Each of the events specified in the following clauses (i) through (iii) of this
Section 14 shall be deemed a "change of control": (i) any third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Corporation with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Corporation may be cast, (ii) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation shall cease to constitute a majority of the Board of Directors of the Corporation or (iii) the shareholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Corporation provided, however, that the occurrence of any such events shall not be deemed a "change in control" if, prior to such occurrence, a resolution specifically approving such occurrence shall have been adopted by at least a majority of the Board of Directors of the Corporation. If the Continuous Service of any Participant of the Corporation or any Affiliate is involuntarily terminated for whatever reason, at any time within eighteen months after a change in control, unless the Committee shall have otherwise provided in the agreement referred to in paragraph (d) of
Section 11 hereof, any Restricted Period with respect to Restricted Stock theretofore awarded to such Participant shall lapse upon such termination and all Shares awarded as Restricted Stock shall become fully vested in the Participant to whom such Shares were awarded. If a tender offer or exchange offer for Shares (other than such an offer by the Corporation) is commenced, or if the event specified in clause (iii) above shall occur, unless the Committee shall have otherwise provided in the instrument evidencing the grant of an Option or Stock Appreciation Right, all Options and Stock Appreciation Rights theretofore granted and not fully exercisable shall become exercisable in full upon the happening of such event and shall remain so exercisable for a period of sixty days following such date, after which they shall revert to being exercisable in accordance with their terms; provided, however, that no Option or Stock Appreciation Right shall be exercisable by a director, Senior Officer or Ten Percent Beneficial Owner of the Corporation within six months of the date of grant of such Option or Stock Appreciation Right and no Option or Stock Appreciation Right which has previously been exercised or otherwise terminated shall become exercisable.

     15. Assignments and Transfers. No Award nor any right or interest of a Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution or, in the case of Awards other than Incentive Stock Options, pursuant to a qualified domestic relations order, as defined in the Code or Title I of ERISA or the rules thereunder.

     16. Employee Rights Under the Plan. No director, officer or employee shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant and no director, officer, employee or other person shall have any claim or right to he granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any Affiliate.

     17. Delivery and Registration of Stock. The Corporation's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933, as amended, or any other Federal, state or local securities legislation or regulation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such securities act or other securities legislation. The Corporation shall not be required to deliver any Shares under the Plan prior to
(i) the admission of such shares to listing on any stock exchange on which Shares may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or Federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

     This Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934. Any provision of the Plan which is inconsistent with said Rule shall, to the extent of such inconsistency, be inoperative and shall not affect the validity of the remaining provisions of the Plan.

     18. Withholding Tax. Upon the termination of the Restricted Period with respect to any shares of Restricted Stock (or at any such earlier time, if any, that an election is made by the Participant under Section 83(b) of the Code, or any successor provision thereto, to include the value of such shares in taxable income), the Corporation shall retain a sufficient number of shares held by it to cover the amount required to be withheld. The Corporation shall have the right to deduct from all dividends paid with respect to shares of Restricted Stock the amount of any taxes which the Corporation is required to withhold with respect to such dividend payments.

     The Corporation shall have the right to deduct from all amounts paid in cash with respect to the exercise of a Right under the Plan any taxes required by law to be withheld with respect to such cash payments. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option or Right pursuant to the Plan, the Corporation shall have the right to require the Participant or such other person to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares.

     No discretion or choice shall be conferred upon any Participant, or other Person entitled to receive Shares, with respect to the form, timing or method of any such tax withholding.

     19. Amendment or Termination. The Board of Directors of the Corporation may amend, suspend or terminate the Plan or any portion thereof at any time, but (except as provided in Section 12 hereof) no amendment shall be made without approval of the shareholders of the Corporation which shall (i) materially increase the aggregate number of Shares with respect to which Awards may be made under the Plan, (ii) materially increase the aggregate number of Shares which may be subject to Awards to Participants who are not Employees or
(iii) change the class of persons eligible to participate in the Plan; provided, however, that no such amendment, suspension or termination shall impair the rights of any Participant, without his consent, in any Award theretofore made pursuant to the Plan.

     20. Effective Date and Term of Plan. The Plan shall become effective upon its adoption by the Board of Directors of the Corporation, subject to the approval of the Plan by stockholders of the Corporation. It shall continue in effect for a term of ten years from the earlier of the date of adoption of the Plan by the Board of Directors or its approval by the shareholders, unless sooner terminated under Section 19 hereof.

     21. Formula Grant. If any options are granted under the Plan, the following non-employee members of the Board of Directors of the Corporation at the time of stockholder ratification of this Plan are hereby granted ten-year, Non-Qualified Stock Option to the following shares: Robert Ellis 7,309 shares and Michael Rotman 3,655 shares. The Exercise Price per share on such options shall equal the Market Value per share of the Shares on the date of grant. Each such Option shall be evidenced by a Non-Qualified Stock Option Agreement in a form approved by the Board of Directors and shall be subject in all respects to the terms and conditions of this Plan, which are controlling.

     22. Notwithstanding anything else in this Plan to the contrary, to the extent that the Plan provides for formula awards, as defined in Rule 16b-3(c)(2)(ii) under the Securities Exchange Act of 1934, such provisions may not be amended more than once every six months, other than to comport with changes in the Code, ERISA or the rules thereunder.

                            EXHIBIT 5

                 Opinion of Selman & Munson, P.C.

SELMAN & MUNSON                              Tenth Floor
                                              1000 Franklin Plaza
                                              111 Congress Avenue
                                              Austin, Texas  78701
                                              Phone  (512)505-5955
                                              FAX:   (512)505-5956



                         October 11, 1996



Board of Directors
Horizon Bancorp, Inc.
5800 North MoPac Expressway
Austin, Texas  78731

Gentlemen:

     We have acted as counsel to Horizon Bancorp, Inc. (the "Corporation") in connection with the preparation and filing with the Securities and Exchange Commission of a registration statement on Form S-8 under the Securities Act of 1933 (the "Registration Statement") relating to 65,000 shares of the Corporation's Common Stock, par value $.01 per Share (the "Common Stock"), to be offered pursuant to the 1997 Stock Option and Incentive Plan of the Corporation (the "Plan").

     In this connection, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the Corporation's Articles of Incorporation, Bylaws, resolutions of its Board of Directors and such other documents and corporate records as we deem appropriate for the purpose of giving this opinion.

     Based upon the foregoing, it is our opinion that:

1. The shares of Common Stock being so registered have been duly authorized under the Corporation's Articles of Incorporation.

2. The shares of Common Stock to be offered by the Corporation will be, when and if issued, sold and paid for as contemplated by the Plan, legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

                                   Very truly yours,

                                   SELMAN & MUNSON, P.C.


                                   By:/s/
                                      Jack A. Selman, President

                           EXHIBIT 24.1

                 Consent of Selman & Munson, P.C.

SELMAN & MUNSON                              1000 Franklin Plaza
                                              111 Congress Avenue
                                              Austin, Texas  78701
                                                 (512)505-5955

                                              FAX:  (512)505-5956






                         October 15, 1996





Board of Directors
Horizon Bancorp, Inc.
5800 North MoPac Expressway
Austin, Texas  78731

Gentlemen:

     We hereby consent to the inclusion of our opinion as Exhibit 5 of this Registration Statement and the reference to our firm in the Prospectus. In giving this consent, we do not admit that we are within the category of Persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                   Very truly yours,

                                   SELMAN & MUNSON, P.C.



                                   By:/s/
                                      Charles E. Munson
                                      Vice President

                           EXHIBIT 24.2

       Consent of BDO Seidman, Certified Public Accountant

                 CONSENT OF INDEPENDENT AUDITORS


     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Horizon Bancorp, Inc. (the "Corporation") of our report dated July 12, 1995 on the consolidated financial statements of Horizon Bancorp, Inc. as of April 30,1994 and 1995 and for the three years ended April 30, 1995, included in the Company's Annual Report on Form 10-K, filed pursuant to the Securities Exchange Act of 1934, as amended.


                                   /s/

                                   BDO Seidman

Austin, Texas
October 15, 1996